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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 19, 2000

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



             10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
          (Address of principal executive offices)          (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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

Item 5.  Other Events
------   ------------

     Occidental Petroleum Corporation announced net income of $271 million ($.74 per share) for the first quarter of 2000, compared with a net loss of $70 million ($.21 per share) for the first quarter of 1999.

     Earnings before special items were $264 million for the first quarter of 2000, compared with a loss before special items of $68 million for the first quarter of 1999. Sales were $2.5 billion for the first quarter of 2000, compared with $1.3 billion for the same period in 1999.


                                   Oil and Gas
                                   -----------

     Oil and gas divisional earnings were $394 million for the first quarter of 2000, compared with $65 million for the first quarter of 1999, primarily as a result of higher worldwide crude oil and natural gas prices. Operating and overhead costs were also lower in 2000. However, lower production volumes, mainly resulting from the sale of our producing assets in Peru, partially offset the overall improvement in earnings from the prior year.

                                    Chemicals
                                    ---------

     Chemical divisional earnings were $143 million for the first quarter of 2000, compared with $12 million for the first quarter of 1999, primarily due to higher prices and higher sales volume for VCM, EDC, PVC resins and chlorine. Partially offsetting these increases were higher raw material costs.

                                      Other
                                      -----

     Interest expense, net for the first quarter 2000 was $99 million, compared with $116 million for the first quarter of 1999, primarily due to the retirement of approximately $1 billion in debt in the second half of 1999.

     Corporate other included insurance dividends of $11 million and $18 million for the first quarter of 2000 and 1999, respectively.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                                      First Quarter
                                                 ------------------
Periods Ended March 31                              2000       1999
===========================================      =======    =======
DIVISIONAL NET SALES

    Oil and gas                                  $ 1,527    $   746
    Chemical                                         981        598
                                                 -------    -------
    Net sales                                    $ 2,508    $ 1,344
==========================================       =======    =======

DIVISIONAL EARNINGS

    Oil and gas                                  $   394    $    65
    Chemical                                         143         12
                                                 -------    -------
                                                     537         77
UNALLOCATED CORPORATE ITEMS

    Interest expense, net                            (99)      (116)
    Income taxes (a)                                (150)         3
    Trust preferred distributions & other            (17)       (14)
    Other                                             --         (7)
                                                 -------    -------

INCOME (LOSS) BEFORE EFFECT OF
    CHANGES IN ACCOUNTING PRINCIPLES                 271        (57)
Cumulative effect of changes in accounting
    principles, net (b)                               --        (13)
                                                 -------    -------

NET INCOME (LOSS)                                    271        (70)

Effect of repurchase of Trust
    Preferred Securities (c)                           1         --

Preferred dividends                                   --         (4)
                                                 -------    -------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK       $   272    $   (74)
                                                 =======    =======

BASIC AND DILUTED EARNINGS (LOSS) PER
    COMMON SHARE
    Income (loss) before effect of
      changes in accounting principles           $   .74    $  (.17)
    Cumulative effect of changes in
      accounting principles, net (b)                  --       (.04)
                                                 -------    -------
                                                 $   .74    $  (.21)
                                                 =======    =======

AVERAGE BASIC COMMON SHARES OUTSTANDING            368.1      347.8
===========================================      =======    =======

(a) Includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have benefited from credits allocated by $1 million and $4 million at oil and gas and chemical, respectively, in the first quarter of 2000 and by $2 million and $4 million at oil and gas and chemical, respectively, in the first quarter of 1999.

(b) In 1999, reflects the adoption of SOP 98-5 "Reporting on the Costs of Start-Up Activities" and EITF 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities".

(c) The first quarter of 2000 includes a $1 million gain, net of tax, related to the repurchase of 298,373 shares of 8.16 percent Trust Preferred Securities.

SUMMARY OF OPERATING STATISTICS
                                                       First Quarter
                                                  ------------------
Periods Ended March 31                               2000       1999
===============================================   =======    =======
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY

United States
    Crude oil and condensate (thousands of barrels)    61         66

    Natural gas liquids (thousands of barrels)          9          9

    Natural gas (millions of cubic feet)              630        647


Other Western Hemisphere
    Crude oil and condensate (thousands of barrels)    52        102


Eastern Hemisphere
    Crude oil and condensate (thousands of barrels)   117        144

    Natural gas (millions of cubic feet)               50         53



CAPITAL EXPENDITURES (millions)                   $   122    $   132
                                                  =======    =======


DEPRECIATION, DEPLETION AND
    AMORTIZATION OF ASSETS (millions)             $   185    $   197
===============================================   =======    =======

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    April 20, 2000      S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)